Exhibit 99.3

PEMEX PROJECT FUNDING MASTER TRUST

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Unconditionally Guaranteed by Petróleos Mexicanos,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Pemex Project Funding Master Trust	Corresponding New Securities Series of Pemex Project Funding Master Trust, which have been registered under the Securities Act
706451AR2 U70577AM0	US706451AR21 (Rule 144A) USU70577AM03 (Reg. S)	U.S. $158,353,000 9.00% Guaranteed Notes due 2007	Up to U.S. $158,353,000 9.00% Guaranteed Notes due 2007

706451AS0 U70577AN8	US706451AS04 (Rule 144A) USU70577AN85 (Reg. S)	U.S. $399,619,000 8.85% Guaranteed Notes due 2007	Up to U.S. $399,619,000 8.85% Guaranteed Notes due 2007

706451AT8 U70577AP3	US706451AT86 (Rule 144A) USU70577AP34 (Reg. S)	U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008	Up to U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008

706451AU5 U70577AQ1	US706451AU59 (Rule 144A) USU70577AQ17 (Reg. S)	U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018	Up to U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018

706451AV3 U70577AR9	US706451AV33 (Rule 144A) USU70577AR99 (Reg. S)	U.S. $228,735,000 8.625% Guaranteed Bonds due 2023	Up to U.S. $228,735,000 8.625% Guaranteed Bonds due 2023

706451AW1 U70577AS7	US706451AW16 (Rule 144A) USU70577AS72 (Reg. S)	U.S. $354,477,000 9.50% Guaranteed Bonds due 2027	Up to U.S. $354,477,000 9.50% Guaranteed Bonds due 2027

706451AX9 U70577AT5	US706451AX98 (Rule 144A) USU70577AT55 (Reg. S)	U.S. $403,746,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027	Up to U.S. $403,746,000 9.50% Guaranteed POMESSM due 2027

70645JAP7 70645KAP4	US70645JAP75 (Rule 144A) US70645KAP49 (Reg. S)	U.S. $1,000,000,000 5.75% Notes due 2015	Up to U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015

70645JAQ5 70645KAQ2	US70645JAQ58 (Rule 144A) US70645KAQ22 (Reg. S)	U.S. $500,000,000 6.625% Bonds due 2035	Up to U.S. $500,000,000 6.625% Guaranteed Bonds due 2035

To Our Clients:

Enclosed for your consideration is a prospectus of Pemex Project Funding Master Trust (the “Issuer”) and Petróleos Mexicanos (the “Guarantor”), a decentralized public entity of the Federal Government of the United Mexican States, dated July •, 2005 (the “Prospectus”), and letter of transmittal (the “Letter of Transmittal”), relating to the offers to exchange (the “Exchange Offers”) registered 9.00% Guaranteed Notes due 2007, registered 8.85% Guaranteed Notes due 2007, registered 9 3/8% Guaranteed Notes due 2008, registered 9 1/4% Guaranteed Bonds due 2018, registered 8.625% Guaranteed Bonds due 2023, registered 9.50% Guaranteed Bonds due 2027, registered 9.50% Guaranteed POMESSM due 2027, registered 5.75% Guaranteed Notes due 2015 and registered 6.625% Guaranteed Bonds due 2035 (collectively, the “New Securities”) for any and all outstanding 9.00% Guaranteed Notes due 2007, 8.85% Guaranteed Notes due 2007, 9 3/8% Guaranteed Notes due 2008, 9 1/4% Guaranteed Bonds due 2018, 8.625% Guaranteed Bonds due 2023, 9.50% Guaranteed Bonds due 2027, 9.50% Guaranteed POMESSM due 2027, 5.75% Notes due 2015 and 6.625% Bonds due 2035 (collectively, the “Old Securities”) upon the terms and subject to the conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

The material is being forwarded to you as the beneficial owner of the Old Securities carried by us in your account but not registered in your name. A tender of such Old Securities may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on August •, 2005 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Your attention is directed to the following:

1. The Exchange Offers are for any and all Old Securities.

2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3. Any transfer taxes incident to the transfer of Old Securities from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in Instruction 5 in the Letter of Transmittal. See “The Exchange Offers—Transfer Taxes” in the Prospectus.

4. The Exchange Offers expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender any of your Old Securities, please so instruct us by completing, executing and returning to us the instruction set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Securities.

Instructions with Respect to the Exchange Offers

The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated July •, 2005 of Pemex Project Funding Master Trust and Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States, and the related specimen Letter of Transmittal.

This will instruct you to tender the principal amount of Old Securities indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1	☐	Please tender the Old Securities held by you for my account. If I do not wish to tender all of the Old Securities held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Old Securities that I do not wish tendered.

Box 2	☐	Please do not tender any Old Securities held by you for my account.

Date:
Signature

Please print name(s) here

Area Code and Telephone No.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Securities.

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